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                                                                   EXHIBIT 3.22


                                    BYLAWS OF
                              DANIEL & YEAGER, INC.

                                    ARTICLE I

                                 IDENTIFICATION

         (1) NAME: The name of the corporation is Daniel & Yeager, Inc. ("Corporation").

         (2) PRINCIPAL OFFICE: The address of the principal office of the Corporation is 7220 Governors Drive, W., Huntsville, Alabama 35806. The Corporation may have such other offices either within or without the State of Alabama as the board of directors may designate or as the business of the Corporation may from time to time require.

                                   ARTICLE 11

                            MEETINGS OF SHAREHOLDERS

         (1) ANNUAL MEETING: The annual meeting of the shareholders of the Corporation shall be held on the second Tuesday of the third month following the end of the Corporation's fiscal year, if not a legal holiday, and if a legal holiday, then on the next day following, or such other date as may be prescribed by the board of directors, for the purposes of:

                  (a) electing directors;

                  (b) considering and acting upon the reports of officers and directors; and

                  (c) transacting such other business as may come before the meeting.

         (2) SPECIAL MEETINGS: Special meetings of the shareholders may be held at any time whenever called by the president, by the board of directors, or by any shareholder.

         (3) NOTICE: Written notice of all meetings shall be given to each shareholder at his address as it appears on the stock transfer books of the Corporation. Notices shall specify the purpose, place, day, and hour of the meeting. Notice shall be given not less than ten nor more than fifty days before the meeting.

         (4) WAIVER: Any shareholder may waive notice of any meeting of the shareholders by a written waiver of notice signed by such shareholder before, at, or after such meeting.

         (5) PROXY: At any meeting of the shareholders a shareholder may vote either in person or by written proxy. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         (6) QUORUM: For the transaction of business at any meeting of the shareholders, the holders of more than fifty percent of the shares must be present in person or by proxy, except as
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otherwise provided by law. If, however, such majority shall not be present at any meeting of the shareholders, the shareholders present shall have power to adjourn the meeting, without notice other than announcement at the meeting, until the requisite number of shares shall be present. If the requisite number of shares shall become represented at such adjourned meeting, any business may then be transacted which might have been transacted at the meeting as originally called.

         (7) VOTING: All questions and elections shall be determined by a majority vote of the shares present at any meeting, except as otherwise provided by law. Only persons in whose names shares appear on the stock transfer books of the Corporation on the date on which notice of the meeting is given shall be entitled to vote at such meeting, unless some other day is fixed by the board of directors for the determination of shareholders of record. Such date shall be not less than ten days nor more than fifty days before the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote.

         (8) PLACE: The board of directors may designate any place either within or without the State of Alabama as the place of meeting for any annual or special meeting of the shareholders. In the absence of any designation, all meetings shall be held at the principal office of the Corporation.

         (9) CONSENT: Any action which may be taken by the shareholders at a meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the shareholders. Such a consent shall have the effect of a unanimous vote, and the signature of a shareholder thereon shall constitute a waiver of notice under Paragraph (4) above.

         (10) VOTING RECORD: At least ten days before each meeting of the shareholders, the secretary shall make a complete list of the shareholders entitled to vote at such meeting. Such list shall be prepared in alphabetical order and shall show the address and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection at any time during normal business hours by any shareholder making written request therefor. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting.

                                   ARTICLE III
                             THE BOARD OF DIRECTORS

         (1) NUMBER AND QUALIFICATIONS: The board of directors of the Corporation shall consist of not less than one nor more than seven directors to be elected by the shareholders. No director need be a shareholder or a resident of Alabama.


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         (2) TERM: A director's term of office shall be for the twelve-month period following his election and until his successor is elected and qualified, or until his earlier death.

         (3) VACANCY: The remaining directors, even if not constituting a quorum, shall elect a director to fill any vacancy caused by death or by an increase in the number of directorships.

         (4) REMOVAL: Any director may be removed with or without cause by vote of the shareholders at any meeting called for that purpose; and the shareholders may immediately upon such removal elect a successor to fill such director's unexpired term.

         (5) POWERS: The board of directors shall have the entire management of the Corporation and is vested with all the powers possessed by the Corporation itself. The board of directors shall have the power to determine what constitutes net income, earnings, and surplus, what amounts shall be reserved for working capital and for other purposes, and what amount shall be declared as dividends. Such determinations by the board of directors shall be final and conclusive.

         (6) REGULAR MEETING: A regular meeting of the board of directors shall be held immediately following the annual meeting of the shareholders.

         (7) SPECIAL MEETINGS: Special meetings of the board of directors may be called by the president or by any two directors.

         (8) NOTICE: Meetings of the board of directors shall be called on no less than three-days advance written notice to each director, at his address, specifying the purpose, place, day, and hour of such meeting. Meetings may be held by conference telephone call or by like means in accordance with Title 10, Chapter 2A, Code of Alabama (11975), as amended ("Alabama Business Corporation Act").

         (9) WAIVER: Any director may waive notice of any meeting of the board of directors by written waiver of notice signed by such director before, at, or after such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

         (10) QUORUM: A quorum shall consist of a majority of the directors.

         (11) VOTING: All questions and elections shall be determined by a majority vote of the directors in attendance at any meeting, except as may otherwise be provided by law.

         (12) CONSENT: Any action which may be taken by the board of directors at a meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the directors. Such a consent shall have the effect of a unanimous vote, and the signature of a director thereon shall constitute a waiver of notice under Paragraph (9) of this article.


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         (13) COMPENSATION: Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the board of directors.

                                   ARTICLE IV
                                  THE OFFICERS

         (1) OFFICERS: The officers of the corporation shall be elected by the board of directors and shall consist of a president, a vice-president, a secretary, and a treasurer, or a secretary-treasurer. The board of directors may also elect additional vice-presidents, assistant secretaries, and assistant treasurers.

         (2) ELECTION: At its regular meeting after an annual meeting of the shareholders, the board of directors shall elect a president, a vice-president, a secretary, and a treasurer, or a secretary-treasurer, and such other officers as shall be deemed appropriate. One person may hold more than one office.

         (3) OTHER AGENTS: The board of directors may elect and employ such other officers, agents and/or employees as it shall deem appropriate. Such officers, agents and/or employees shall exercise such powers and perform such duties as shall be fixed by the board of directors.

         (4) COMPENSATION: The salaries and other compensation of all officers, agents, and employees of the Corporation shall be fixed by the board of directors.

         (5) TERM OF OFFICE: The term of office for an officer shall be the twelve-month period following election and until a successor is duly elected and qualified or until his earlier death. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors by electing a successor to serve for the remaining portion of the above-mentioned twelve-month period.

         (6) REMOVAL: Any officer elected by the board of directors may be removed at any time with or without cause by vote of the board of directors.

         (7) DUTIES: Each officer shall have the duties usual and customary to his office, including but not limited to the following:

                  (a) PRESIDENT: The president shall be the chief executive officer of the Corporation. He shall preside at all meetings of the shareholders and directors and shall have the general supervision and management of the business of the Corporation. The president shall see that all orders and resolutions are carried into effect. The president shall have authority to execute


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instruments and documents on behalf of the Corporation in the ordinary course of business, and on such instruments and documents the seal of the Corporation may be affixed and attested by the secretary of the Corporation.

                  (b) VICE-PRESIDENT: The vice-president shall perform those duties assigned to him by the board of directors and shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. However, the vice-president shall not have the power to execute instruments and documents on behalf of the Corporation, except upon resolution of the board of directors.

                  (c) SECRETARY: The secretary shall attend all meetings of the board of directors and meetings of the shareholders, and shall record all votes and minutes of all meetings in a book to be kept for that purpose. He shall give notice of all shareholder's meetings to the shareholders and of all meetings of the board of directors to the directors. He shall be custodian of the corporate seal of the Corporation and shall affix the corporate seal to any instrument requiring it, attesting the same by his signature. The secretary shall keep and maintain the Corporation's stock transfer book, including a stock register, showing the number of shares issued to all shareholders, and the date of any issuance, transfer, or cancellation of same.

                  (d) TREASURER: The treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The treasurer shall deposit all monies and all valuable effects in the name of the Corporation in such depositories as may be designated by the board of directors, except such petty cash funds as may be provided by the board of directors. Such funds so deposited shall be subject to withdrawal on checks signed by the treasurer or by such other person as the board of directors may designate.

                                    ARTICLE V
                                   AMENDMENTS

         These bylaws may be amended or repealed and new bylaws may be adopted by the board of directors at any regular meeting of the board of directors or at a special meeting of the directors called for such purpose; provided, however, that a majority of the shareholders may amend, repeal or adopt new bylaws at any regular meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

                                   ARTICLE VI
                                     SHARES


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         (1) CERTIFICATES FOR SHARES: Each shareholder of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the president or vice-president and the secretary or treasurer, certifying the number of shares owned by him.

         (2) TRANSFER OF SHARES: Upon surrender to the secretary of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the secretary shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation's books -- subject, however, to any agreement of the shareholders and the Corporation restricting the right to transfer shares.

         (3) SHAREHOLDER'S RIGHTS: The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have notice or knowledge thereof, except as otherwise provided by law.

         (4) COMMON SHARES: The shares of the Corporation shall be common shares. Except as stated in the articles of incorporation or herein, such shares have all of the powers granted by the laws of the State of Alabama to shares of that nature.

         (5) ASSESSMENT: When fully paid for, the shares of the Corporation shall not be assessable.

         (6) LIEN FOR INDEBTEDNESS: The Corporation shall have a lien on the shares of any holder for any indebtedness of the holder to the Corporation.

         (7) LOST CERTIFICATES: Any person claiming that a certificate for shares has been lost, stolen, or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require and shall give the Corporation such bond or indemnification in such amount and form and with such sureties as may be required by the board of directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                   ARTICLE VII
                                    DIVIDENDS

         Dividends shall be declared and paid out of the unrestricted and unreserved earned surplus of the Corporation as often and at such times as the board of directors may determine in accordance with the Alabama Business Corporation Act. Such dividends shall be declared and paid at such times as not to curtail the effective operation of the business. Before payment of any


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dividend the board of directors may set aside out of the earned surplus of the
Corporation such sum as the board of directors may, in its discretion, deem proper as a reserve fund for meeting contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for any other purposes the board of directors shall deem conducive to the interests of the Corporation.

                                  ARTICLE VIII
                                     NOTICES

         Whenever the provisions of these bylaws or the laws of the State of Alabama require notice to be given to any director or shareholder, notice shall be given by personal delivery or by depositing the same in the United States mail, postage prepaid, addressed to such shareholder or director at his address as it appears in the minute book or stock transfer records of the Corporation. Any director or shareholder may waive any notice required to be given by law, the articles of incorporation, or these bylaws.

                                   ARTICLE IX
                                   FISCAL YEAR

         The first fiscal year of the Corporation shall begin on the formation of the Corporation and shall end on such day as may be selected by the board of directors; and each subsequent fiscal year shall conform to the fiscal year adopted for purposes of reporting under the Internal Revenue Code of 1986, as amended.

                                    ARTICLE X
                          RECORDS AND FINANCIAL REPORTS

         (1) MINUTE BOOK: The secretary shall keep and maintain a minute book containing the articles of incorporation, bylaws, minutes of the meetings of the shareholders, directors, and committees, the stock transfer books, and other pertinent records of the Corporation.

         (2) RECORDS OF TRANSACTIONS: The secretary shall maintain at the principal office of the Corporation correct and complete records of all transactions of the Corporation and the minute book, or copies thereof.

         (3) FINANCIAL STATEMENT: The board of directors shall direct the treasurer to mail to each of the shareholders such financial information as may be required by the laws of the State of Alabama.

                                   ARTICLE XI
                                 CORPORATE SEAL


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         The corporate seal shall have inscribed thereon the name of the
Corporation and the words "Corporate Seal, Alabama." The seal may be used by causing it or a facsimile thereof to be impressed or otherwise affixed.


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         DATED this the 26th day of October, 1989

         ATTEST:

                                              /s/ Samuel C. Yeager
                                              ____________________________
                                              Samuel C. Yeager
                                              As Its President

         /s/ John S. Daniel
         ____________________________
         John S. Daniel
         As Its Secretary

                          THIS INSTRUMENT PREPARED BY:
                          BRADLEY, ARANT, ROSE & WHITE
                               By: Scott E. Ludwig
                              223 East Side Square
                            Huntsville, Alabama 35801
                            Telephone (205) 533-5040


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